Exhibit 10.1

PURCHASE AND SALE AGREEMENT

DATE:	April 18, 2006

SELLER:	CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation
	Address:	1388 North Tech Boulevard
Gilbert, Arizona 85253
Attention: Rich Weinroth
Telephone: 480-556-5568
Facsimile: 480-998-5089

BUYER:	WILSHIRE PROPERTY COMPANY, LLC, a California limited liability company
	Address:	1230 Rosecrans Avenue, Suite 100
Manhattan Beach, California 90266
Attention: John Ghiselli
Telephone: 310-802-2917
Facsimile: 310-802- 2994

ESCROW AGENT:	STEWART TITLE & TRUST OF PHOENIX, INC.
	Address:	6263 North Scottsdale Road, No. 225
Scottsdale, Arizona 85250
Telephone: 480-557-4561
Facsimile: 480-991-9756
Escrow Officer: Lynne Russell

PROPERTY:

The real property described in Exhibit A attached hereto located at 1388 North Tech Boulevard, Gilbert, Arizona, together with Seller’s interest, if any, in: (i) all improvements located thereon, (ii) all rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances appertaining thereto, and (iii) all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property (“Property”).

1.             Agreement. At the Closing: (i) Seller shall sell the Property to Buyer, subject to the Loan and Loan Documents (as those terms are defined in Section 6) and the Tenant Leases (as defined in Section 6), (ii) Buyer shall buy the Property, subject to the Loan and the Loan Documents and the Tenant Leases, and Buyer shall assume all of Seller’s obligations under the Loan and the Loan Documents and Seller shall obtain a full and complete release under the Loan and Loan Documents, (iii) Seller shall assign to Buyer and Buyer shall accept and assume all of Seller’s interest in the Tenant Leases, (iv) Seller shall lease from Buyer and Buyer shall lease to

Seller that portion of the Property that is identified as Suite No. 101, on the terms and conditions set forth in the AIR Commercial Real Estate Association Standard Industrial/Commercial Multi-Tenant Lease - Gross attached hereto as Exhibit B (the “New Lease”), and (v) Seller shall execute and deliver to Buyer the Guaranty of Lease (in form and content attached hereto as Exhibit C) (the “Lease Guaranty”) relative to the Transcription Express Lease.

2.             Opening and Closing Dates. Escrow shall be deemed opened when one (1) fully executed original or copy of this Agreement, together with Buyer’s initial earnest money deposit of $100,000.00, has been delivered to Escrow Agent. Escrow Agent shall advise Buyer and Seller in writing of the date when escrow is opened (the “Opening Date”). If the Opening Date has not occurred on or before the date that is three (3) business days after execution of this Agreement by Seller and Buyer, then this Agreement shall terminate. The close of escrow shall take place (the “Closing” or “Closing Date”) on or before the thirtieth (30th) day following the expiration of the Feasibility Period (as that term is defined in Section 9 hereof).

3.             Escrow. An escrow for this transaction shall be established with Escrow Agent, and Escrow Agent is hereby engaged to administer the escrow. This Agreement constitutes escrow instructions to the Escrow Agent and a copy shall be deposited with Escrow Agent for this purpose. Should Escrow Agent require the execution of its standard form printed escrow instructions, Buyer and Seller agree to execute those instructions (as may be modified by Buyer’s or Seller’s reasonable requests); however, those instructions shall be construed as applying only to Escrow Agent’s engagement, and if there are conflicts between the terms of this Agreement and the terms of the printed escrow instructions, the terms of this Agreement shall control. By accepting this escrow, Escrow Agent agrees to the terms of this Agreement as they relate to the duties of Escrow Agent. Escrow Agent is hereby authorized and instructed to file, if necessary, Internal Revenue Service Form 1099-B, Proceeds from Real Estate, Broker, and Barter Exchange Transactions, as required by Section 6045(e) of the Internal Revenue Code of 1986.

4.             Earnest Money. Simultaneously with Buyer’s execution of this Agreement and delivery thereof to Escrow Agent, Buyer shall deposit in the escrow established by this Agreement an initial earnest money deposit of $100,000.00. At the end of the Feasibility Period described in Section 9, if Buyer has not canceled this Agreement according to its terms, the initial earnest money deposit shall become non-refundable to Buyer. Escrow Agent is hereby instructed to deposit all such funds deposited in escrow (collectively the “Earnest Money”) in a money market account, subject to immediate withdrawal, at a federally insured financial institution located in Phoenix, Arizona. All interest on the Earnest Money shall be paid to the party entitled to receive the Earnest Money according to this Agreement.

5.             Purchase Price. The total purchase price (the “Purchase Price”) to be paid for the Property shall be FOUR MILLION SEVEN HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($4,775,000.00), which consists of Buyer’s assumption of the unpaid principal balance under the Loan and Loan Documents as of the Closing Date (the “Principal Balance of the Loan”), and the payment to Seller at the Closing in cash of the difference between the Purchase Price and the Principal Balance of the Loan (“Seller’s Equity”). Seller’s Equity

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shall be paid to Seller in cash at the Closing. All Earnest Money shall be applied against the Purchase Price at the Closing.

6.             Seller’s Information. In connection with Buyer’s investigation of the Property, within five (5) days of the Opening Date, Seller shall deliver to Buyer copies of the following materials (to the extent such are in Seller’s possession) for Buyer’s review:

a.             Phase I Environmental Site Assessment dated March 21, 2006, prepared by Certified Environmental Service, Inc. (Project No. 06061S01R05E03BA/D (the “Environmental Report”);

b.             2005 real estate valuation notices and tax bills and rent roll, any survey of the Property (the “Survey”), and any service agreements affecting the Property. Furthermore, prior to the expiration of the Feasibility Period, Seller will make reasonably available to Buyer (at Seller’s offices) all building plans in Seller’s actual possession;

c.             Lease dated October 28, 2004, between Seller, as landlord, and Westcor Construction, a Nevada corporation, as tenant, together with Addendum to Lease dated October 28, 2004, Arbitration Agreement dated October 28, 2004, and Rules and Regulations dated October 28, 2004 (the “Westcor Lease”), and the lease dated May 5, 2003, between Seller, as landlord, and Transcription Express, Inc. (“Transcription Express”), as tenant, together with Addendum to Lease dated May 5, 2003, Arbitration Agreement dated May 5, 200, Rent Adjustment dated May 5, 2003, Rules and Regulations dated May 5, 2003, and Guaranty of Lease dated May 24, 2003 (the “Transcription Express Lease”)(collectively, the “Tenant Leases”); and

d.             Promissory Note dated March 18, 2002, in the original principal amount of $3,010,000.00 made by Seller and payable to the order of the Arizona State Compensation Fund (the “State Compensation Fund”), Amended and Restated Promissory Note dated August 9, 2004, Deed of Trust and Assignment of Rents dated March 18, 2002, made by Seller, as trustor, for the benefit of the State Compensation Fund, as beneficiary, and recorded on March 20, 2002, as Instrument No. 2002-0286155, Official Records of Maricopa County, Arizona, First Modification to Deed of Trust dated Security Agreement dated March 18, 2002, and Loan Modification Agreement dated August 9, 2004 (collectively, the “Loan Documents”). The obligations evidenced by the Loan Documents shall be referred to as the “Loan.”

Escrow Agent shall provide Buyer and Seller with Stewart Title commitment No. 06100017, Amendment No. 2, dated March 21, 2006, along with copies of all schedule B documents (“Title Report”).

7.             Updated Survey. Buyer, at Buyer’s sole cost and expense, may update any Survey.

8.             Environmental Report. Buyer, at Buyer’s sole cost and expense, may update the Environmental Report.

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9.             Buyer’s Due Diligence.

a.             Title Report. Buyer shall have until the expiration of the Feasibility Period to approve or disapprove the status of title as shown by the Title Report by giving written notice to Escrow Agent and Seller. If Escrow Agent issues a supplemental or amended Title Report showing additional exceptions to title (“Additional Exceptions”), Buyer shall have five (5) days from the date of receipt thereof in which to give notice of dissatisfaction as to any Additional Exceptions. If Buyer does not object within the applicable time periods, Buyer will be deemed to have approved the Title Report or any Additional Exceptions. If Buyer is dissatisfied with any exception to title as shown in the Title Report (or any supplement or amendment thereto), other than the Tenant Leases and the Loan and Loan Documents, then, at Buyer’s sole option, Buyer may either cancel this Agreement by giving written notice thereof to Escrow Agent and Seller within the applicable time periods described above, or Buyer may provisionally accept the title subject to the Seller’s removal of any disapproved exceptions or objections, in which case Seller may, at Seller’s sole and absolute discretion and option, agree to use reasonable efforts to remove such matters or obtain title insurance endorsements, reasonably satisfactory to Buyer, against such matters within 10 days of receipt of Buyer’s notice of disapproval (the “Notice”). If Seller cannot or will not remove such matters within 10 days of Seller’s receipt of the Notice (or if Seller fails to notify Buyer within such 10-day period of Seller’s election), then Buyer may cancel this Agreement by giving written notice thereof to Escrow Agent and Seller no later than 5 days after the expiration of such 10-day period, or Buyer may waive its objections in writing and the transaction shall close as scheduled. In the event of any cancellation under this Section, the Earnest Money shall be refunded and all obligations of Seller and Buyer hereunder shall terminate, except for those obligations of Buyer that survive the termination of this Agreement.

b.             Feasibility. After the Opening Date and Buyer’s deposit of the Earnest Money, Buyer shall have the right to enter the Property (upon prior written notice to Seller in each instance) for purposes of investigating the Property, provided that neither Buyer nor Buyer’s agents, employees, contractors or consultants (“Buyer’s Related Parties”) shall perform any intrusive testings, soil borings, or similar tests or samplings without Seller’s prior written consent, which consent shall not be unreasonably withheld, and further provided that any entry by Buyer or Buyer’s Related Parties onto the Property shall be subject to the rights of the tenants under the Tenant Leases, and Buyer shall not disrupt, disturb, or interfere with the business operations and activities of Seller or the tenants under the Tenant Leases. In the event Buyer, in its sole and absolute discretion, is dissatisfied with its investigation, Buyer may cancel this Agreement by giving written notice thereof to Escrow Agent and Seller on or before the date that is thirty (30) calendar days after the Opening Date (the “Feasibility Period”). Buyer agrees to defend (with legal counsel acceptable to Seller), indemnify and hold harmless Seller and Seller’s agents, contractors, representatives, tenants, employees, officers, directors, successors, assigns, and invitees (hereinafter called “Seller’s Related Parties”) for, from, and against any and all claims, demands, liens, obligations, liabilities, losses, damages, fines, fees, costs,

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expenses, reasonable attorneys’ fees, court costs, judgments, actions, and lawsuits arising out of or relating in any manner to Buyer’s or Buyer’s Related Parties’ exercise of the rights granted by this Section (collectively, “Claims”), and this duty to defend and obligation to indemnity will survive the Closing and any termination of this Agreement. Buyer shall be responsible for any damages or injuries caused by Buyer or Buyer’s Related Parties on or at the Property, and Buyer shall repair any damage to the Property caused by Buyer or Buyer’s Related Parties to the satisfaction of Seller, which duties of Buyer shall survive the Closing and any termination of this Agreement. Prior to Buyer or Buyer’s Related Parties entering onto the Property for purposes of exercising their rights under this Section, Buyer shall deliver to Seller an original policy or a satisfactory certificate of insurance evidencing coverage for commercial general liability insurance in an amount not less than One Million Dollars per occurrence. Such insurance must include acts or omissions of Buyer and Buyer’s Related Parties and be written by an insurance company licensed to do business in Arizona. Seller must be named in such insurance as an additional insured by endorsement. This insurance must be on an occurrence basis, provide primary and non-contributory coverage to Seller, and provide that it may not be amended or canceled without thirty (30) days prior written notice to Seller. This insurance must be maintained in full force by Buyer at all times until the Closing or earlier termination of this Agreement. Upon the expiration of the Feasibility Period and provided Buyer shall not have terminated this Agreement, Seller agrees not to enter into any new leasing transaction without Buyer’s prior written consent, which consent shall not be unreasonably withheld.

10.           Closing Documents; Conditions. At the Closing, Seller shall convey fee simple title to the Property to Buyer by a special warranty deed, in form and substance attached hereto as Exhibit D. Buyer and Seller agree to execute and deliver at the Closing such other documents as may be reasonably necessary or appropriate to consummate this transaction in accordance with the terms of this Agreement, including the New Lease, the Lease Guaranty and an assignment and assumption in form and substance attached hereto as Exhibit E, pursuant to which the Tenant Leases shall be assigned to Buyer, along with all contracts and agreements affecting the Property. It shall be a condition precedent to Seller’s obligations to consummate the transaction contemplated by this Agreement that Seller obtain a full and complete release and discharge from the Loan and Loan Documents, all in a manner acceptable to Seller, and at the Closing, Buyer shall pay the Purchase Price, along with the Additional Cash Payment (as that term is defined in Section 18(f) hereof).

11.           Title Policy. At the Closing, Escrow Agent shall provide Buyer with an ALTA extended coverage owner’s policy of title insurance issued by Escrow Agent in the full amount of the Purchase Price, effective as of the Closing, insuring Buyer that fee simple title to the Property is vested in Buyer, subject only to the usual printed exceptions contained in such title insurance policies and to the matters accepted in writing by Buyer pursuant to Section 9 above, along with the New Lease and the Tenant Leases. The cost of a standard owner’s policy shall be paid by Seller and any additional cost of extended coverage and title endorsements shall be paid by Buyer.

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12.           Possession. Possession of the Property shall be delivered to Buyer upon the Closing, subject to the Loan and Loan Documents and the rights of Seller under the New Lease and the tenants under the Tenant Leases.

13.           Representations. A. Seller makes the following representations and warranties which are agreed to constitute a material part of the consideration hereunder, which are true and accurate as of the Opening Date, which will be true and accurate as of the Closing, and which shall survive the Closing for a period of one (1) year.

a.             Incorporation; Authority. Seller is duly incorporated, validly existing and in good standing in the State of Delaware, and has full power and authority to enter into and to perform its obligations under this Agreement and the other documents to be executed by Buyer under this Agreement. The persons executing this Agreement on behalf of Seller have full power and authority to do so and to perform every act and to execute and deliver every document and instrument necessary or appropriate to consummate the transactions contemplated hereby.

b.             Enforceable Nature of Agreement. This Agreement and each of the documents and agreements to be delivered by Seller at the Closing, constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

c.             Violations; Consents; Defaults. Neither the execution of this Agreement nor the performance by Seller of its obligations under this Agreement will result in any breach or violation of the terms of any law, rule, ordinance, or regulation or of any decree, judgment or order to which Seller or any officer, director or shareholder of Seller is a party now in effect from any court or governmental body. There are no consents, waivers, authorizations or approvals from any third party necessary to be obtained by Seller in order to carry out the transactions contemplated by this Agreement, other than as may be required by the Loan, the Loan Documents and the Tenant Leases. The execution and delivery of this Agreement and performance by Seller of its obligations under this Agreement will not conflict with or result in a breach or default (or constitute an event which, with the giving of notice or the passage of time, or both, would constitute a default) under Seller’s articles of incorporation or bylaws.

d.             Litigation. To Seller’s actual knowledge, without a duty to investigate, Seller is not: (i) a party to any pending or threatened legal or administrative action arising from or relating to the Property or to the past or present operations and activities upon or relating to the Property, or (ii) aware of any actual or threatened improvement lien assessments, condemnations, takings, or required dedications affecting the Property.

e.             Governmental Restrictions. To Seller’s actual knowledge, without a duty to investigate, the Property is not in violation of any governmental laws, ordinances, rules or regulations, and Seller has not received, nor is aware of, any notifications,

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restrictions, or stipulations from any local, state, or federal political subdivision or agency either requiring any work to be done on the Property or threatening the use of the Property.

f.              Leases and Agreements. To Seller’s actual knowledge, without a duty to investigate, except as specifically disclosed in writing to Buyer, there are no leases, options, contracts or rights of first refusal, recorded or unrecorded, affecting the Property, other than the Loan, the Loan Documents, the Tenant Leases and at the Closing the New Lease, and all information which has been given to Buyer by Seller is complete and accurate.

g.             Environmental Matters. To Seller’s actual knowledge, without a duty to investigate, and except as disclosed in the Environmental Report, neither Seller nor the Property is in material violation of any applicable environmental law, regulation, ordinance or order of any government entity relating to contamination of or adverse effects on the environment.

EXCEPT AS EXPRESSLY REPRESENTED OR WARRANTED BY SELLER IN THIS AGREEMENT, BUYER ACKNOWLEDGES THAT NEITHER SELLER NOR ANY MEMBER, MANAGER, AGENT, OFFICER, DIRECTOR, EMPLOYEE OR REPRESENTATIVE OF SELLER HAS MADE ANY STATEMENT, PROMISE, WARRANTY OR REPRESENTATION, AND SELLER HEREBY DISCLAIMS ANY SUCH STATEMENT, PROMISE, WARRANTY OR REPRESENTATION REGARDING THE PROPERTY, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY STATEMENT OR REPRESENTATION AS TO THE EXISTENCE OR AVAILABILITY OF PERMITS OR APPROVALS, THE PHYSICAL NATURE OR CONDITION OF THE PROPERTY, SOIL AND SUBSOIL CONDITIONS, SURFACE WATER, UNDERGROUND WATER, THE PROPERTY’S FEASIBILITY FOR ANY PARTICULAR PURPOSE, DEVELOPMENT, USE, IMPROVEMENT OR OPERATION, THE VALUE, CONDITION OF OR COMPLIANCE BY THE PROPERTY WITH APPLICABLE LAWS, OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY OR ANY FUTURE USE, IMPLEMENTATION, DEVELOPMENT, ENJOYMENT OR OPERATION THEREOF. BUYER AGREES THAT BUYER, IN EXECUTING, DELIVERING AND/OR PERFORMING THIS AGREEMENT, HAS NOT AND DOES NOT RELY UPON, AND SELLER DISCLAIMS AND IS NOT LIABLE OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED WARRANTY (INCLUDING ANY WARRANTY AS TO THE PROPERTY’S FITNESS FOR A PARTICULAR USE OR PURPOSE), GUARANTY, PROMISE, STATEMENT, REPRESENTATION, ASSURANCE, PROPOSAL OR INFORMATION PERTAINING TO THE PROPERTY OR THE PROPERTY’S ZONING, POTENTIAL USE OR DEVELOPMENT, MADE OR FURNISHED BY SELLER OR ANY MEMBER, MANAGER, AGENT, EMPLOYEE OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, WHETHER MADE OR GIVEN DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER ACCEPTS THE PROPERTY IN ITS “AS IS” CONDITION “WITH ALL DEFECTS AND FAULTS.” BUYER HAS REQUESTED THAT SELLER PURSUANT TO SECTION 6 HEREOF

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FURNISH BUYER WITH THE INFORMATION AND MATERIALS LISTED THEREIN, AND AS AN ACCOMMODATION TO BUYER, SELLER HAS AGREED TO FURNISH SUCH INFORMATION TO BUYER; HOWEVER, BUYER HEREBY ACKNOWLEDGES AND AGREES THAT SELLER IS MAKING ABSOLUTELY NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO ANY OF SUCH INFORMATION PROVIDED BY SELLER TO BUYER.

B.            Representations and Warranties as to Buyer. Buyer represents and warrants to Seller as follows, which are true and accurate as of the Opening Date, which will be true and accurate as of the Closing, and which shall survive the Closing for a period of one (1) year:

(a)           Organization; Authority. Buyer is duly organized, validly existing and in good standing in the State of California, and is qualified to transact business in the State of Arizona, and has full power and authority to enter into and to perform its obligations under this Agreement and the other documents to be executed by Buyer under this Agreement. The persons executing this Agreement on behalf of Buyer have full power and authority to do so and to perform every act and to execute and deliver every document and instrument necessary or appropriate to consummate the transactions contemplated by this Agreement. Buyer has all necessary power and authority to own its properties and to conduct its business as now owned and conducted by Buyer.

(b)           Entity Action. All action on the part of Buyer and its members and managers which is required for the execution, delivery and performance by Buyer of this Agreement and each of the documents and agreements to be delivered by Buyer at the Closing has been or will be duly and effectively taken.

(c)           Enforceable Nature of Agreement. This Agreement and each of the documents and agreements to be delivered by Buyer at the Closing, constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

(d)           Violations; Consents; Defaults. Neither the execution of this Agreement nor the performance by Buyer of its obligations under this Agreement will result in any breach or violation of the terms of any law, rule, ordinance, or regulation or of any decree, judgment or order to which Buyer or any member, manager, officer, director or shareholder of Buyer is a party now in effect from any court or governmental body. There are no consents, waivers, authorizations or approvals from any third party necessary to be obtained by Buyer in order to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and performance by Buyer of its obligations under this Agreement will not conflict with or result in a breach or default (or constitute an event which, with the giving of notice or the passage of time, or both, would constitute a default) under Buyer’s articles of organization or operating agreement or any indenture, mortgage, lease, agreement, or other instrument to which Buyer is a party or by which Buyer or any of its assets may be bound.

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14.           Remedies.

a.             If Buyer fails to close escrow for reasons which constitute a default by Buyer under this Agreement, Seller’s sole and exclusive remedy (other than the right to enforce Buyer’s duty to defend and obligation to indemnify Seller and Buyer’s duty to restore the Property after Buyer’s inspections) shall be to terminate this Agreement and the escrow, such cancellation to be effective immediately upon Seller giving written notice of cancellation to Buyer and Escrow Agent. Upon such cancellation, Escrow Agent shall deliver to Seller the Earnest Money deposited in escrow as liquidated damages, as consideration for acceptance of this Agreement and for taking the Property off the market, and not as a penalty, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that the Earnest Money constitutes a reasonable and fair approximation of such damages.

b.             If Seller fails to perform when due any act required of Seller by this Agreement or in any way defaults under this Agreement, then Buyer shall have the right to have specific performance of this Agreement, or Buyer may terminate this Agreement and the escrow, in which event Escrow Agent shall return the Earnest Money deposited in escrow to Buyer.

c.             Notwithstanding anything contained herein to the contrary, no omission, event or action shall be deemed a default hereunder unless the alleged default is not cured within five (5) days after receipt by the other party of written notice of such alleged default from the party alleging such default.

15.           Representations as to Brokers.

a.             Buyer warrants that Buyer has dealt with no brokers in connection with this transaction, and Seller warrants that Seller has dealt with no brokers in connection with this transaction other than Dalzell Commercial Real Estate and Kawa & Associates (collectively, the “Brokers”). This Agreement shall not inure to the benefit of the Brokers and the Brokers shall not be third-party beneficiaries (express or implied) of this Agreement.

b.             If any person or entity shall assert a claim to a finder’s fee, brokerage commission or other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party hereto under whom the finder or broker is claiming shall indemnify and hold the other party harmless for, from and against any such claim or action or proceeding brought thereon, including, but not limited to, counsel and witness fees and court costs in defending against such claim. This indemnity shall survive the Closing or the cancellation of this Agreement.

c.             At the Closing, Seller agrees to pay a brokerage commission to Brokers in accordance with a separate agreement between Seller and Brokers.

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d.             Buyer has disclosed that the principal of Buyer, John Ghiselli, is an experienced real estate broker, but is not licensed in the State of Arizona.

16.           Risk of Loss. The risk of loss or damage to the Property until the Closing shall be borne by Seller, subject to Buyer’s duties and obligations under this Agreement.

17.           Costs. Buyer and Seller shall each pay one-half of all escrow fees.

18.           Prorations. The following shall be prorated and adjusted by Escrow Agent between Seller and Buyer on the basis that Buyer is the owner of the Property as of the Closing, unless the amount of pro-ration cannot then be established, in which event the amount to be credited shall be paid to the applicable party as provided below or (if no such provision is made) within thirty (30) days after the amount is established:

(a)           Any unpaid real estate taxes, assessments, general as well as special, and water and sewer use charges which are due and payable against the Property as of the Closing Date shall be paid by Seller. Current taxes and assessments shall be prorated and adjusted as of the Closing Date between Seller and Buyer;

(b)           Utility charges, payments on contracts affecting the Property, and other expenses relating to the Property that are due and payable on or before the Closing will be the responsibility of Seller; all other charges, payments and expenses shall be prorated between Seller and Buyer through Escrow as of the Closing in a manner reasonably acceptable to Seller and Buyer. All prorations and/or adjustments called for in this Agreement will be made on the basis of a 365 day year unless otherwise specifically instructed in writing by Seller and Buyer.

(c)           Any unapplied tenant security deposit pertaining to the Tenant Leases shall be credited to Buyer at the Closing. All rents and other revenues payable under the Tenant Leases will be prorated and otherwise handled as follows:

If Seller has actually received rents or any other lease revenue, such as common area maintenance payments, relating to periods extending beyond the Closing, such items will be prorated between Buyer and Seller as of the Closing with Buyer receiving a credit for payments relating to periods from and after the Closing.

Rents and other revenues actually collected by Seller prior to Closing and relating to periods prior to Closing belong to Seller and will not be prorated. Rents and other revenues actually collected by Buyer following the Closing and relating to periods following the Closing belong to Buyer and will not be prorated.

If following the Closing, Buyer receives rents or any other lease revenue, such as common area maintenance payments, relating to periods prior to the Closing, Buyer shall promptly pay such amounts to Seller. Seller will be entitled to all claims for unpaid rent and other lease revenues from Tenant Leases relating to periods prior to Closing.

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(d)           All past-due payment obligations under the Loan Documents shall be paid by Seller, and all current payment obligations under the Loan and Loan Documents shall be prorated between Seller and  Buyer. From and after the Closing, all payment obligations under the Loan and Loan Documents shall be the sole responsibility of Buyer.

(e)           All other items customarily prorated or required by any other provision of this Agreement to be prorated or adjusted.

(f)            At the Closing, Buyer shall pay to Seller, in addition to the Purchase Price, an amount equal to $229,261.00 (which is the amount of the Cash Reserve, as that term is defined in the Loan Documents)(the “Additional Cash Payment”).

19.           Binding Effect. Except as provided in Section 29, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, personal representatives, successors and assigns of the parties hereto.

20.           Attorneys’ Fees. If any action is brought by either party with respect to its rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs as determined by the court.

21.           Waivers. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement.

22.           Further Documentation. Each party agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and the purpose of this Agreement.

23.           Construction. This Agreement shall be construed according to Arizona law, and shall be construed as a whole, in accordance with the fair meaning of its language, and shall not be construed for or against either party.

24.           Headings and Counterparts. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number or counterparts, each of which may be executed by one or more of the parties hereto with the same force and effect as though all such parties had executed but one instrument.

25.           Time Periods. Time is of the essence of this Agreement. The time for performance of any obligation or other action under this Agreement shall be deemed to expire at 5:00 P.M. (M.S.T.) on the last day of the applicable time period provided for herein. If the time for the performance of any obligation or other action under this Agreement expires on a

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Saturday, Sunday or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday or legal holiday.

26.           Notices. Notices shall be in writing and shall be given by personal delivery, commercial air courier service, telephone facsimile transmission (“Fax”) or by deposit in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to Seller, Buyer or Escrow Agent, as applicable, at the addresses set forth on the first page of this Agreement or at such other address as a party may designate in writing. The date notice is effective shall be the date on which the notice is delivered if notice is given by personal delivery, the date on which the notice is received, if notice is given by Fax or commercial air courier service, or three (3) days following such deposit in the mail, if notice is sent through the United States mail. Notice to Buyer shall also be given to:

L. Douglas Brown, CA
Law Offices of L. Douglas Brown
1888 Century Park East, Suite 1550
Los Angeles, California 90067-1720
Phone: (310) 277-7747
Facsimile: (310) 277-2576

Notice to Seller shall also be given to:

Kevin J. Morris
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Phone:	602-445-8235
Facsimile:	602-445-8100

27.           Escrow Cancellation Charges. If the escrow fails to close because of Seller’s default, Seller shall be liable for all reasonable escrow cancellation charges. If the escrow fails to close because of Buyer’s default, Buyer shall be liable for all escrow cancellation charges. If the escrow fails to close as a result of Buyer’s exercise of its rights under Section 9(b), then Buyer shall pay all escrow charges; otherwise, if escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half (1/2) of all customary escrow cancellation charges.

28.           The Feasibility Period. On or before the expiration of the Feasibility Period, the following shall occur and be performed:

(a)           Buyer, at Buyer’s sole cost and expense, shall use commercially reasonable efforts to obtain the approval of the State Compensation Fund and Bank One Trust Company, NA, for the sale of the Property to Buyer and for Buyer’s assumption of the Loan and Loan Documents, together with a full and complete release and discharge of Seller under the Loan and Loan Documents. Buyer shall be solely responsible for payment of all transfer and assumption fees and charges; and

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(b)           Buyer, at Buyer’s sole cost and expense, shall have the right to seek to obtain from the tenants under the Tenant Leases a tenant estoppel certificate in form reasonably acceptable to Buyer (or in the form provided in the Tenant Leases, if applicable); and

(c)           Buyer shall determine if Buyer intends to purchase Seller’s personal property located on the Property, including furniture, security system, and phone system (the “Personal Property”) for an amount equal to $25,000.00, in which event such additional amounts shall be paid to Seller at the Closing, in addition to the Purchase Price and the Additional Cash Payment, and Seller shall execute and deliver to Buyer a bill of sale (in form and substance acceptable to Seller). If Buyer determines not to purchase the Personal Property from Seller, then Seller shall have a reasonable period of time following the Closing to remove the Personal Property from the Property.

29.           Assignment. Upon written notice to Seller and Escrow Agent at any time prior to the date that is 10 days before the scheduled Closing, Buyer may assign its rights under this Agreement to a newly formed limited liability company of which Buyer is the managing member or to a newly formed limited partnership of which Buyer is the general partner, provided that: (i) Buyer’s assignee shall execute and deliver to Seller a document (in form and substance reasonably acceptable to Seller) in which the assignee assumes the duties, obligations and liabilities of Buyer under this Agreement and agrees to perform those duties and obligations, (ii) Buyer will not be released from any duties, obligations or liabilities under this Agreement, and (iii) Buyer shall have provided Seller with evidence reasonably satisfactory to Seller (including certified financial statements of such assignee) that Buyer’s assignee has the financial wherewithal to consummate the transaction contemplated by this Agreement. Subject to the above conditions, Buyer shall not assign its interest under this Agreement in whole or in part to any other party without the prior written consent of Seller, which consent shall not be unreasonably withheld. Seller shall have the right to assign its interest in this Agreement, as long as any such assignee takes such assignment subject to the terms of this Agreement.

30.           Merger. This Agreement, together with the Exhibits attached hereto, each of which is attached hereto and incorporated herein by reference, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings, written or oral, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by both Buyer and Seller.

31.           I.R.C. §1445. Seller shall furnish to Buyer on or before the Closing a sworn affidavit stating under penalty of perjury that Seller is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the “Code”), or such other evidence and information that Buyer is not required to withhold taxes from the purchase price under Section 1445(a) of the Code as Buyer may reasonably determine as meeting the requirements of Sections 1445(b)(4) and (5) of the Code.

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32.           Condemnation. In the event of a condemnation (or sale in lieu thereof) of all or any portion of the Property prior to the Closing, Buyer, at Buyer’s sole discretion, shall have the right to cancel this Agreement by giving written notice to Seller and Escrow Agent prior to the Closing, or Buyer may elect to close the escrow and receive all awards or payments by the condemning authority relative to such condemnation. In the event of any cancellation under this Section, the Earnest Money shall be refunded and all obligations hereunder shall terminate, except for Buyer’s duties and obligations that survive a termination of this Agreement.

33.           1031 Exchange. Either party  may consummate (and the other party at no cost of liability shall reasonably cooperate with) the sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to §1031 of the Internal Revenue Code of 1986, as amended, provided that:  (i) the Closing Date shall not be delayed or affected by reason for the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to any party’s obligations under this Agreement; and (ii) no party shall be required to acquire or hold title to any real property for purposes of consummating the other party’s Exchange, and (iii) neither party shall incur any cost or liability in connection the other party’s exchange. No party shall by this Agreement or acquiescence to the other party’s Exchange have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the other party that any Exchange in fact complies with §1031 of the Internal Revenue Code of 1986, as amended.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date appearing on the first page hereof.

CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation

	By:	/s/ Rob Zack
	Its:	CEO

“Seller”

WILSHIRE PROPERTY COMPANY, LLC, a California limited liability company

	By:	/s/ John Ghiselli
	Its:	Managing Member

“Buyer”

Accepted and Agreed to:

STEWART TITLE & TRUST OF PHOENIX, INC.

By:

Its:

“Escrow Agent”

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EXHIBIT A

(Attach Legal Description)

Order Number: 06100017, Amend. No. 2

Exhibit A

Parcel No. 1:

Lot 2, of GH Tech I Amended, according to the Plat recorded in Book 555 of Maps, page 43, Maricopa County, Arizona.

Parcel No. 2:

An easement for drainage as created in Drainage Easement recorded March 20, 1998 as 98-0216447 of Official Records.

Parcel No. 3:

An easement for ingress and egress and for maneuvering areas as more fully set forth in Declaration of Easements and Restrictions recorded May 11, 2001 as 2001-0399167 of Official Records.

EXHIBIT B

(Form of New Lease)

AIR COMMERCIAL REAL ESTATE ASSOCIATION STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - GROSS

1.             Basic Provisions (“Basic Provisions”).

1.1           Parties: This Lease (“Lease”), dated for reference purposes only April 3, 2006 is made by and between To be determined (“Lessor”) and Catalytica Energy Systems, Inc. (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a)      Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 1388 N. Tech Boulevard, located in the City of Gilbert, County of Maricopa, State of Arizona, with zip code 85233, as outlined on Exhibit A attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): 15,606 SF office space (shown as Suite 101 Premises Site Plan “PSP”); and 11,576 SF of warehouse space (shown as Warehouse space on the PSP. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises (“Building”) and to the Common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)

1.2(b)      Parking: 30, ten are covered unreserved vehicle parking spaces. (See also Paragraph 2.6)

1.3           Term: 1 year years and             months (“Original Term”) commencing June 1, 2006 (“Commencement Date”) and ending May 30, 2007 (“Expiration Date”). (See also Paragraph 3)

1.4           Early Possession:                     (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5           Base Rent: $ 15,704.44 per month (“Base Rent”), payable on the 1st day of each month commencing June 1, 2006. (See also Paragraph 4)

☐ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6           Lessee’s Share of Common Area Operating Expenses: na percent (na%) (“Lessee’s Share”). Lessee’s Share has been calculated by dividing the approximate square footage of the Premises by the approximate square footage of the Project. In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7           Base Rent and Other Monies Paid Upon Execution:

(a)           Base Rent: $ na for the period na.

(b)           Common Area Operating Expenses: $ na for the period na

(c)           Security Deposit: $15, 704.44            (“Security Deposit”). (See also Paragraph 5)

(d)           Other: $na for

(e)           Total Due Upon Execution of this Lease: $15,704.44

1.8           Agreed Use:  office and manufacturing space. (See also Paragraph 6)

1.9           Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10         Real Estate Brokers: (See also Paragraph 15)

(a)           Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐                                                                               represents Lessor exclusively (“Lessor’s Broker”);

☒  Kawa & Associates, Inc. & Dalzell Commercial RE represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                                               represents both Lessor and Lessee (“Dual Agency”).

(b)           Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of       or      % of the total Base Rent for the brokerage services rendered by the Brokers).

1.11         Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by na (“Guarantor”). (See also Paragraph 37)

1.12         Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs 49 through 49;

☒ a site plan depicting the Premises;

☒ a site plan depicting the Project;

☐ a current set of the Rules and Regulations for the Project;

☐ a current set of the Rules and Regulations adopted by the owners’ association;

☐ a Work Letter;

☐ other (specify):

2.             Premises.

2.1           Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2           Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, ~~so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date,~~ warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Unit, ~~other than those constructed by Lessee,~~ shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail ~~within the appropriate warranty period,~~ Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. ~~The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).~~

2.3           Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. ~~If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ( “Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:~~

~~(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.~~

~~(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.~~

~~(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.~~

2.4           Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

~~2.5           Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

2.6           Vehicle Parking. Lessee shall be entitled to use the number of Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.”

Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:

(a)           Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b)           Lessee shall not service or store any vehicles in the Common Areas.

(c)           If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7           Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8           Common Areas - Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9           Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10         Common Areas - Changes. Lessor shall have the right, in Lessor’s reasonable discretion, from time to time:

(a)           To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)           To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)           To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d)           To add additional buildings and improvements to the Common Areas;

(e)           To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)            To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.             Term.

3.1           Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2           Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3           Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of the delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4           Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.             Rent.

4.1.          Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2           Common Area Operating Expenses. ~~Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6.) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:~~ Lessee’s total obligation to pay Common Area Operating Expenses has been included in Base Rent Paragraph 1.5 of the Lease. (a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i)            The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:

(aa)         The Common Areas and Common Areas improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb)         Exterior signs and any tenant directories.

(cc)         Any fire sprinkler systems.

(ii)                           The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)                          Trash disposal, pest control services, property management, security services, owner’s association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv)                          Reserves set aside for maintenance and/or replacement of Common Area improvements and equipment.

(v)                           Any increase above the Base Real Property Taxes (as defined in Paragraph 10).

(vi)                          Any “Insurance Cost Increase” (as defined in Paragraph 8).

(vii)                         Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)                        Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix)                           The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided: however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month.

(x)                            Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b)           Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c)           The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)           Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s share of the actual common Area Operating Expenses incurred during the preceding year. If lessee’s payments during such year exceed lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e)           Except as provided in paragraph 4.2(a)(viii), Common Area Operating Expenses shall not include the cost of replacing equipment or capital components such as the roof, foundations, exterior walls or Common Area capital improvements, such as the parking lot paving, elevators, fences that have a useful life for accounting purposes of 5 years or more.

(f)            Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

4.3           Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to nearest whole dollar. In the event that any statement or invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

4.4           Rental Taxes. In addition to Base Rent and Common Area Operating Expenses, Lessee shall pay to Lessor each month an amount equal to any rental taxes, gross receipts taxes, transaction privilege taxes, sales taxes, or similar taxes (“Rental Taxes”) levied on the Base Rent then due or otherwise assessed in connection with the rental activity. Said monies shall be paid at the same time and in the same manner as the Base Rent.

5.             Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, ~~if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below,~~ Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.             Use.

6.1           Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or cause damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2           Hazardous Substances.

(a)           Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either, (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, ~~is not a Reportable Use,~~ and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)           Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance. Lessor hereby acknowledges and approves of Lessee’s use of hazardous materials as described in the Phase I Environmental Site Assessment dated March 21, 2006, prepared by Certified Environmental Services, Inc. (Project No. 06061S 01R05E03BA/D)

(c)           Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on under, or about the Premises (including through the plumbing or sanitary sewer system) in violation of applicable requirements and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)           Lessee Indemnification.  Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and reasonable attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)           Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)            Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

~~(g)           Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.~~

6.3           Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, ~~and the recommendations of Lessor’s engineers and/or consultants~~ which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4                                 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance condition (see Paragraph 9.1e) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7                                          Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1                                 Lessee’s Obligations. See Paragraph 49 e of the Addendum To Lease  ~~(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.~~

~~(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.~~

~~(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lesser a sum equal to 115% of the cost thereof.~~

(d) ~~Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance prepay its obligation at any time.~~

7.2                                 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3                                 Utility Installations; Trade Fixtures; Alterations.

(a)           Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)           Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)           Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessees shall pay Lessor’s attorneys’ fees and costs.

7.4                                 Ownership; Removal; Surrender; and Restoration.

(a)           Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. ~~Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.~~ Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)           Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)           Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lesssor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.                                       Insurance; Indemnity.

8.1                                 Payment of Premium Increases.

(a)           ~~As used herein, the term “Insurance Cost Increase” is defined as any increase in the actual cost of the insurance applicable to the Building and/or the Project and required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), (“Required Insurance”), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. Insurance Cost Increase shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. The term Insurance Cost Increase shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the “Base Premium.” The Base Premium shall be the annual premium applicable to the 12 month period immediately preceding the Start Date. If, however, the Project was not insured for the entirety of such 12 month period, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Start Date, assuming the most nominal use possible of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).~~

~~(b)           Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Paragraph 4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.~~

8.2                                 Liability Insurance.

(a)           Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)           Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3                                 Property Insurance - Building, Improvements and Rental Value.

(a)           Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

(b)           Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

~~(c)           Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.~~

(d)           Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4                                 Lessee’s Property; Business Interruption Insurance.

(a)           Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

~~(b)           Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.~~

(c)           No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5                                 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to produce and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6                                 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7                                 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee during the term of this Lease. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8                                 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, not caused by Lessor, ~~or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places,~~ (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9                                 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increases in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9                                          Damage or Destruction.

9.1                                 Definitions.

(a)           “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b)           “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)           “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)           “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)           “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2           Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; ~~provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose.~~ Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3           Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either:  (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4           Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5           Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6           Abatement of Rent; Lessee’s Remedies.

(a)           Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)           Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7           Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8           Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute, including but not limited to ARS §33-343, to the extent inconsistent herewith.

10.           Real Property Taxes.

10.1         Definitions.

(a)           “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

(b)           “Base Real Property Taxes.” As used herein, the term “Base Real Property Taxes” shall be the amount of Real Property Taxes, which are assessed against the Premises, Building, Project or Common Areas in the calendar year during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2         Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3         Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. ~~Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lesser subsequent to the execution of this Lease by the Parties.~~

10.4         Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5         Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.           Utilities and Services. Lessee shall pay for all ~~water~~, gas, heat, light, power, telephone ~~trash disposal~~ and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with government request or directions.

12.           Assignment and Subletting.

12.1         Lessor’s Consent Required.

(a)           Lessee shall be not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld.

(b)           Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

~~(c)           The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~

(d)           An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of  the scheduled adjusted rent.

(e)           Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)            Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)           Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2         Terms and Conditions Applicable to Assignment and Subletting.

(a)           Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)           Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)           Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)           In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)           Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f)            Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)           Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3         Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)           Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such  sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublease shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists,  notwithstanding any claim from Lessee to the contrary.

(b)           In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)           Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)           No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)           Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.           Default; Breach; Remedies.

13.1         Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period.

(a)           The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)           The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c)           The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d)           The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)           A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)            The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not  restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or affect, and not effect the validity of the remaining provisions.

(g)           The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h)           If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing. (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory  basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2         Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor  may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 100% of the reasonable costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach subject to Lessor’s duty to mitigate damages: (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)           Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)           Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3         Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of  this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration therefore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4         Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5         Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6         Breach by Lessor.

(a)           Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b)           Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.           Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.           Brokerage Fees.

15.1         Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay

Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.

15.2         Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor’s fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

15.3         Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.           Estoppel Certificates.

(a)           Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)           If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)           If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.           Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.           Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.           Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.           Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.           Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.           No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The Liability (including court costs and attorney’s fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.           Notices.

23.1         Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in an manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2         Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.           Waivers. No waiver by Lessor of the Default of Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.           Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a)           When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i)            Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty and a duty to protect and promote the Lessor’s interests. To the Lessee and Other Parties:: A duty to deal fairly with the Lessee and other parties to the transactions. To All Parties. A duty to disclose in writing any information known to the agent materially affecting the consideration to be paid by any Party or the value or desirability of the property. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii)           Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty and a duty to protect and promote the Lessee’s interests. To the Lessor and Other Parties : A duty to deal fairly with the Lessor and other parties to the transation. To All Parties. A duty to disclose in writing any information known to the agent materially affecting the consideration to be paid by any Party or the value or desirability of the property. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii)          Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty and a duty to protect and promote the interest of both Parties in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b)           Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c)           Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.

26.           No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.           Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.           Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.           Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.           Subordination; Attornment; Non-Disturbance.

30.1         Subordination. Subject to Section 30.3. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease unless the holder(s) succeeds to Lessor’s interest. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2         Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3         Non-Disturbance. With respect to Security Devices entered into by Lessor ~~after the execution of this Lease,~~ Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, ~~within 60 days after~~ upon the execution of this Lease, Lessor ~~shall use its commercially reasonable efforts to~~ obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. ~~In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.~~

30.4         Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or

Non-Disturbance Agreement provided for herein.

31.           Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.           Lessor’s Access; Showing Premises; Repairs. Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on  Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33.           Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.           Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements. Lessee may place its signs on the Premises.

35.           Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.           Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.           Guarantor.

37.1         Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association for use in the State of Arizona.

37.2         Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.           Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease. Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.           Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1         Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2         Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3         Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4         Effect of Default on Options.

(a)           Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee) (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)           The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)           An option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40.           Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41.           Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such casements, rights, dedications, meps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42.           Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43.           Authority.; Multiple Parties; Execution.

(a)           If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)           If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)           This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.           Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.           Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.           Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47.           Waiver of Jury Trial. The PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48.           Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.

49.           Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.             SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.             RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN ARIZONA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

Note: If either Party to this Lease is a married individual, both spouses may need to execute this Lease in order to bind the marital community.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:

On:		On:

By LESSOR:		By LESSEE:
Catalytica Energy Systems, Inc.

By:		By:
Name Printed:	John Ghiselli	Name Printed:	Robert Zack
Title:		Title:	CEO

By:		By:
Name Printed:		Name Printed:
Title:		Title:

Address:	1230 Rosecrans Avenue, Suite 100	Address:	1388 N. Tech Boulevard

Manhattan Beach, CA 90266		Gilbert, AZ 85233

Telephone:	(310) 802-2917	Telephone:	(480) 556-5555
Facsimile:	(310) 802-2994	Facsimile:	( )
Federal ID No.		Federal ID No.

LESSOR’S BROKER:		LESSEE’S BROKER:

Att:		Att:
Title:		Title:
Address:		Address:

Telephone:	( )	Telephone:	( )
Facsimile:	( )	Facsimile:	( )
Federal ID No.		Federal ID No:

These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 South Flower Street, Suite 600, Los Angeles, CA 90017. (213) 687-8777. FAX No. (213) 687-8616

(c) Copyright 1998 By AIR Commercial Real Estate Association

All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

Addendum To Lease

Date of Lease            , 2006

Lessor:

Lessee:                   Catalytica Energy Systems Inc,

Building:                1388 N. Tech boulevard, Gilbert, AZ 85284

Paragraph 49 Additional Lease Provisions

This Lease is being entered into by the parties as part of the consideration of the purchase and sale of the Building. The following are additional Lease terms agreed to by the parties, should there be a conflict between the terms and conditions contained in the Lease form, the terms contained in this Addendum shall be the controlling document.

a.     The Term of the Lease with respect to the Warehouse space shall expire on July 31, 2006 at which time Lessee shall no longer have use of the Warehouse space and Lessee shall no longer have any duties, obligations or liabilities with respect to the Warehouse space; and Lessee agrees to remove its furniture, fixtures, equipment, ventilating systems, etc. (“Equipment Removal”) from the Warehouse space by July 31, 2006. Within fifteen days after Lessee is no longer using the Warehouse space and has completed the Equipment Removal, Lessor shall (at Lessor’s cost) separate the electrical service between the office and Warehouse space so that the Office and Warehouse spaces are on their own separate electrical meter.

b.     Lessor may terminate Lessee’s Lease by giving Lessor sixty (60) days prior written notice. Upon receipt of such notice, Lessee agrees to vacate the Premises within the sixty (60) day period at which time the Lease shall terminate and be of no force or effect.

c.     The Base Rent plus Rent Tax (paid monthly) described in Paragraph 1.5 constitutes total consideration be paid by Lessee for the term of the Lease, Lessee shall not be responsible for any other cost or expense whatsoever including but not limited to Property Taxes, Insurance, Common Area Operating Expenses, repairs or maintenance with the premises as described in 43d. Lessee shall however be responsible for its electricity and janitorial service.

d.     Lessor shall be responsible to manage, repair and maintain the Premises in good working condition and repair. Such repair and maintenance shall include but not be limited to plumbing (toilets, lavatories, faucets, etc.), electrical, lighting, air conditioning repairs and preventative maintenance, glass, doors & locks, landscaping, parking lot sweeping and maintenance. Lessor shall provide Lessee with contact information for the property manager to report and request repair and maintenance matters; Lessor agrees to complete all such requests in a timely manner. Notwithstanding the foregoing, Lessor shall not be responsible for the costs of repairing any defects that exist on the Premises prior to the date of the Lease.

e.     Lessor shall have the right during the term of the Lease to modify and alter the Premises, provided such modifications and alternations do not interfere with or disrupt Lessee’s use and quiet enjoyment of the premises, all such work shall be coordinated with Lessee.

f.      Lessee agrees to pay for the cost to provide electrical service to Suite 102 provided it is occupied by Transcription Express.

Agreed and accepted:
Lessor	Lessee
Catalytica Energy Systems, Inc.

Site Plan Depicting The Premises

1388 N. Tech Boulevard, Gilbert, AZ

TECH BOULEVARD

I-2

SITE PLAN DEPICTING THE PROJECT

1388 N. Tech Boulevard, Gilbert, AZ

I-2
I-2
EXISTING BUILDING
I-2
LOT 2 / PARCEL 5
I-2
TECH BOULEVARD
I-2

SITE PLAN

EXHIBIT C

(Form of Lease Guaranty)

GUARANTY OF LEASE

WHEREAS, a certain Standard Multi-Tenant Office Lease dated May 5, 2003 (the “Lease”), has been executed by and between CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation, as landlord, and Transcription Express, Inc., as tenant (“Tenant”), together with Addendum to Lease dated May 5, 2003, Arbitration Agreement dated May 5, 200, Rent Adjustment dated May 5, 2003, and Rules and Regulations dated May 5, 2003, relating to the leasing of Suite B (consisting of approximately 6,556 rentable square feet)(the “Premises”) in the office building located at 1388 North Tech Boulevard, Gilbert, Arizona (the “Office Building”); and

WHEREAS, CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation, as seller, has sold to                           (“Buyer”), the Office Building, and has assigned to Buyer all of its interest in the Lease, and Buyer is now the landlord (“Landlord”) under the Lease; and

WHEREAS, Landlord requires that the undersigned, CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation (the “Guarantor”), guaranty the payment and performance of the duties and obligations of Tenant under the Lease and execute and deliver to Landlord this Guaranty of Lease (“Guaranty”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.             Guarantor hereby guarantees the payment and performance of the terms, covenants and conditions of the Lease to be kept and performed by Tenant, including the payment of all rent and other charges thereunder, arising and accruing under the Lease from and after the date of this Guaranty to, through and including February 28, 2007, together with the payment of Base Rent (as defined in the Lease), at the rate in effect as of February 28, 2007, from and after March 1, 2007, to, through and including May 31, 2007. The Guarantor’s guaranty of the payment of rent under the Lease, as described in (and limited by) the preceding sentence is herein defined as the “Guaranteed Obligations.”   In no event shall this Guaranty guarantee any obligations under the Lease after May 31, 2007, regardless of whether the Lease is extended or renewed. If Tenant vacates the Premises or if the Premises becomes available for leasing prior to May 31, 2007, then Guarantor may attempt to lease the Premises (or cause Landlord to lease the Premises to a tenant identified or procured by Guarantor) in an effort to limit Guarantor’s liability under this Guaranty, and Landlord shall cooperate in any reasonable manner with Guarantor in such leasing efforts.

2.             Guarantor and Landlord agree as follows:

A.            Landlord may, without notice, assign this Guaranty in whole or in part, and no assignment or transfer of the Lease shall operate to extinguish or diminish the liability of the

Guarantor hereunder.

B.            Landlord agrees to exhaust its rights and remedies relative to the Security Deposit (as defined in the Lease) prior to enforcing its rights and remedies under this Guaranty.

C.            Guarantor shall pay Landlord’s reasonable attorneys’ fees and all reasonable costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guaranty against Guarantor.

D.            Landlord shall give Guarantor a copy of any notice of default or notice of termination sent to Tenant under the Lease.

3.             Guarantor expressly waives notice of acceptance of this Guaranty, protest and notice of protest, demand, and notice of dishonor. Guarantor expressly waives any defense arising by reason of any disability or other defense of Tenant, by reason of the cessation from any cause whatsoever of the liability of Tenant, or by reason of Landlord’s election of any remedy against Tenant or Guarantor, or both, including without limitation, election of Landlord to exercise its right to terminate the Lease. Guarantor further waives all defenses afforded Guarantor or based on suretyship or impairment of collateral under the laws of the State of Arizona, including but not limited to: (1) the benefits of the provisions of Arizona Revised Statutes Sections 12-1641 and 12-1642 et seq. and Rule 17(f) of the Arizona Rules of Civil Procedures for the Superior Courts of Arizona, which set forth certain rights and obligations among Guarantor, debtors and creditors, to the extent applicable; and (2) the benefits of any statutory provision limiting the right of Landlord to recover a deficiency judgment, or to otherwise proceed, against any person or entity obligated for payment of the any of Tenant’s obligations after any foreclosure or trustee’s sale of any collateral securing any part of the Guaranteed Obligations; and (3) any implied right of reimbursement or contribution from Tenant or any other claim against Tenant at law or in equity.

4.             If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

5.             This Guaranty shall be governed by the laws of the state of Arizona.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Guaranty has been executed as of the date set forth below.

Executed as of	, 2006.	GUARANTOR:

CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation

By:
Name:
Executed as of	, 2006.	Its:

LANDLORD:

By:
Name:
Its:

EXHIBIT D

(Form of Special Warranty Deed)

When recorded return to:

SPECIAL WARRANTY DEED

For the consideration of Ten Dollars, and other valuable considerations, CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation (the “Grantor”), hereby conveys to                                        , the real property situated in Maricopa County, Arizona, legally described on Exhibit “A” hereto, together with all of Grantor’s rights and privileges, if any, appurtenant thereto, including all improvements located thereon, all rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances appertaining thereto, and all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property (collectively, the “Property”).

SUBJECT TO all current taxes and assessments, zoning and other governmental restrictions, patent reservations, all covenants, conditions, restrictions, reservations, easements and declarations, encumbrances, liens, obligations, liabilities or other matters of record, and all matters that could be discovered by a complete inspection and accurate survey of the Property.

The Grantor warrants title against all acts of the Grantor only and no other, subject to those matters described above.

DATED this day of , 2006.

CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation

By:
Its:

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

The foregoing instrument was acknowledged before me this         day of                  , 2006, by                             the                                   of CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission Expires:

EXHIBIT E

(Form of Assignment and Assumption)

ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION (“Assignment”) is made and entered into this             day of                          , 2006, by CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation (“Assignor”), for the benefit of                                          (“Assignee”).

RECITALS

Assignor and Assignee’s predecessor in interest entered into a Purchase and Sale Agreement dated April         , 2006 (hereafter referred to as the “Agreement”). Capitalized terms used in this Assignment shall have the meanings attributed to them in the Agreement. Assignor and Assignee, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.             Assignment. To the extent assignable, Assignor hereby assigns to Assignee (without representation, warranty or covenant, express or implied) all of Assignor’s right, title and interest, if any, in and to the following:

(a)           All utility, maintenance, service contracts and other contracts, agreements, and obligations (the “Contracts”) currently affecting the Property;

(b)           All intangibles, guaranties and warranties arising under the Contracts and all transferable or assignable permits and licenses relating to the Property (the “Intangible Assets”);

(c)           Lease dated October 28, 2004, between Assignor, as landlord, and Westcor Construction, a Nevada corporation, as tenant, together with Addendum to Lease dated October 28, 2004, Arbitration Agreement dated October 28, 2004, and Rules and Regulations dated October 28, 2004 (the “Westcor Lease”);

(d)           Lease dated May 5, 2003, between Assignor, as landlord, and Transcription Express, Inc., as tenant, together with Addendum to Lease dated May 5, 2003, Arbitration Agreement dated May 5, 200, Rent Adjustment dated May 5, 2003, Rules and Regulations dated May 5, 2003, and Guaranty of Lease dated May 24, 2003 (the “Transcription Express Lease”)(the Westcor Lease and the Transcription Express Lease shall be referred to as the “Tenant Leases”); and

(e)           Cash Reserve (as that term is defined in the Loan Modification Agreement dated August 9, 2004, between the Arizona State Compensation Fund, and Assignor).

2.             Assumption. Assignee hereby accepts the assignment of the Contracts and Intangible Assets and the Tenant Leases and agrees to perform the duties and obligations of the owner under the Contracts and the duties and obligations of the landlord under the Tenant Leases arising from and after the date of this Assignment.

3.             Binding Effect; Counterparts. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.

CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its: